Exhibit 99.1

Avnet Completes Sale of Technology Solutions to Tech Data

Creates a unique distribution model in the electronic components industry that supports customers at every stage of the product innovation and lifecycle

Phoenix – February 27, 2017 – Today, Avnet (NYSE: AVT) announced it has completed the sale of its Technology Solutions business to Tech Data Corporation (NASDAQ: TECD). With the divestiture of these operations, Avnet is now solely focused on electronic components and integrated and embedded solutions, supporting its customers, ranging from makers to startups to large technology manufacturers, at every stage of the product lifecycle as they bring their latest innovations to market.

Avnet received approximately $2.4 billion in cash and shares of Tech Data common stock valued at approximately $245 million based on the closing price of Tech Data’s shares on February 25, 2017.

“Today marks a critical stage in the transformation of Avnet. We have doubled down on our electronic components and integrated and embedded solutions business, which is complemented by our reach into a broader market of customers in the idea stage through our recent acquisitions of Premier Farnell and Hackster,” said William Amelio, CEO of Avnet. “We will now be able to focus all of our attention and considerable expertise and scale in supporting our customers at every phase of the product lifecycle with services that offer a time to market advantage. We also have substantial financial resources to further drive our targeted investments in integrated and embedded solutions, IoT and digital platforms to create even more opportunities for makers, entrepreneurs and large manufacturers.”

Avnet’s more than 95-year heritage as a leader in electronic components distribution, as well as its design and supply chain capabilities, are central to the company’s ability to support customers. With Avnet’s strategic approach to acquisitions, the company has greatly enhanced its support for customers at every stage of the product lifecycle, and offers true end-to-end solutions that accelerate a customer’s time to market and seamlessly transitions their products from prototype through to volume production. Avnet’s global workforce, partnerships with the world’s leading technology suppliers, and presence in more than 125 countries provide customers with strength and scale needed to navigate today’s rapidly changing technology industry.

Amelio added, “We wish our former Technology Solutions’ employees well as they start a new and successful chapter of their business history with Tech Data.”

Moving forward, the company will operate globally under the single name Avnet, dispensing with the business unit moniker “Electronics Marketing”.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “intend,” “estimate,” “forecast,” “expect,” “feel,” “believe,” “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may differ materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, an industry down-cycle in semiconductors, IT hardware or software products, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information on today’s announcement, please visit Avnet Investor Relations.

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About Avnet

From idea to design and from prototype to production, Avnet supports customers at each stage of a product’s lifecycle. A comprehensive portfolio of design and supply chain services makes Avnet the go-to guide for innovators who set the pace for technological change. For nearly a century, Avnet has helped its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com.

Media Relations Contact

Maureen O’Leary

480-643-7499

maureen.oleary@avnet.com

Investor Relations Contact

Vincent Keenan

480-643-7053

vincent.keenan@avnet.com